Exhibit 21.1
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   Direct and Indirect Subsidiaries of 1st Independence Financial Group, Inc.


              Name                              Jurisdiction of Incorporation
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1st Independence Bank, Inc. (1)                           Kentucky

Independence Bancorp Statutory Trust I (2)                Connecticut

Harrodsburg Statutory Trust I (2)                         Connecticut

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(1)  Wholly-owned subsidiary of 1st Independence Financial Group, Inc.

(2)  3% owned subsidiary of 1st Independence Financial Group, Inc.